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                   HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

         Exhibit (11) - Statement Re: Computation of Earnings Per Share

                                 Three Months Ended         Six Months Ended
                                      June 30,                  June 30,
                              ------------------------  ------------------------
                                  1997         1996         1997         1996
                              -----------  -----------  -----------  -----------
Primary:
Average shares outstanding     24,099,069   22,650,938   24,099,069   22,639,816
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 average market price               5,944      245,815       65,837      164,565
                              -----------  -----------  -----------  -----------
Totals                         24,105,013   22,896,753   24,164,906   22,804,381
                              ===========  ===========  ===========  ===========
Net income                    $    36,251  $   267,197  $   125,937  $ 1,082,869
                              ===========  ===========  ===========  ===========
Per share amount              $      0.00  $      0.01  $      0.01  $      0.05
                              ===========  ===========  ===========  ===========
Fully diluted:
Average shares outstanding     24,099,069   22,650,938   24,099,069   22,639,816
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 quarter-end market price           6,838      245,815       66,285      334,029
                              -----------  -----------  -----------  -----------
Totals                         24,105,907   22,896,753   24,165,354   22,973,845
                              ===========  ===========  ===========  ===========
Net income                    $    36,251  $   267,197  $   125,937  $ 1,082,869
                              ===========  ===========  ===========  ===========
Per share amount              $      0.00  $      0.01  $      0.01  $      0.05
                              ===========  ===========  ===========  ===========